                                                                   Exhibit 23(b)



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Marshall & Ilsley Corporation on Form S-4 of our reports dated January 26, 2001 and January 25, 2000 of Richfield State Agency, Inc. for the years ended December 31, 2000 and 1999, and December 31, 1999 and 1998 respectively, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                           /s/ Larson, Allen, Weishair, and Co.
                                           LARSON, ALLEN, WEISHAIR, AND CO., LLP



Minneapolis, Minnesota
January 8, 2002